EXHIBIT 21

SUBSIDIARIES OF UNITED INDUSTRIAL CORPORATION

March 4, 2002

                                                     State            Approximate Percentage of
                                               (or jurisdiction)      Voting Securities Owned by
Name                                         in which Incorporated         Immediate Parent
------------------------------------------------------------------------------------------------
AAI Corporation                                    Maryland                             100% (a)
  A.A.I. Engineering Support, Inc.                 Maryland                             100  (b)
  A.A.I. International, Inc.                       Delaware                             100  (b)
  Seti, Inc.                                     Pennsylvania                           100  (b)
  AAI Medical, Inc.                                Maryland                             100  (b)
  AAI MICROFLITE Simulation International
    Corporation                                    Maryland                             100  (b)
  AAI/ACL Technologies, Inc.                       Maryland                             100  (b)
    AAI/ACL Technologies Europe Limited             Britain                             100  (c)
  AAI California Carshells, Inc.                   Maryland                             100  (b)
  AAI Aerospace Services Corp.                     Maryland                             100  (b)
  AAI Romania Technologies, S.R.L.                  Romania                             100  (b)

Detroit Stoker Company                             Michigan                             100  (a)
  Midwest Metallurgical Laboratory, Inc.           Michigan                             100  (d)

U.I.C. International, Ltd.                         Barbados                             100  (a)

----------
(a)   Percentage owned by United Industrial Corporation ("United").

(b)   Percentage owned by AAI Corporation.

(c)   Percentage owned by AAI/ACL Technologies, Inc.

(d)   Percentage owned by Detroit Stoker Company.

All of the subsidiaries listed above are included in the consolidated financial statements of United.